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Exhibit 5.1

609 Main Street Houston, TX 77002 (713) 836-3600	Facsimile:
www.kirkland.com	(731) 836-3601
August 21, 2018

Board of Directors
Newfield Exploration Company
4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380

        Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        We are issuing this opinion letter in our capacity as special counsel to Newfield Exploration Company, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 being filed on or about the date of this opinion letter (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of certain of the Company's debt securities (the "Debt Securities"), common stock (the "Common Stock") and Preferred Stock (the "Preferred Stock" and collectively with the Debt Securities and the Common Stock, the "Securities"). The Securities may be issued by the Company either together or separately in connection with an offering or offerings from time to time pursuant to the Registration Statement and will be offered on terms set forth in the Registration Statement and in the prospectus contained in the Registration Statement (the "Prospectus") and in amounts, at prices and on other terms to be determined by the Company at the time of offering and to be set forth in an amendment or amendments to the Registration Statement and the Prospectus and in one or more supplements to the Prospectus (each, a "Prospectus Supplement").

        The Debt Securities will be issued pursuant to either (a) that certain senior indenture dated as of February 28, 2001 between the Company and U.S. Bank National Association (as successor to Wachovia Bank, National Association (formerly First Union National Bank)) (the "Trustee"), as heretofore supplemented by supplemental indentures (as so supplemented and amended, the "Senior Base Indenture") and as further supplemented from time to time by additional supplemental indentures (the "Senior Supplemental Indentures") to be entered into between the Company and the Trustee or (b) that certain subordinated indenture dated as of December 10, 2001 between the Company and the Trustee, as heretofore supplemented by supplemental indentures (as so supplemented and amended, the "Subordinated Base Indenture," and together with the Senior Base Indenture, collectively, the "Base Indentures") and as further supplemented from time to time by additional supplemental indentures (the "Subordinated Supplemental Indentures," together with the Senior Supplemental Indentures, collectively, the "Supplemental Indentures"; and each Base Indenture, as supplemented by the applicable Supplemental Indentures, an "Indenture," and collectively, the "Indentures"), to be entered into between the Company and such trustee.

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Newfield Exploration Company
August 21, 2018

        The Registration Statement provides that the Company may sell the Securities registered thereby (i) through underwriters or dealers, (ii) directly to one or more other purchasers, including existing stockholders in a rights offering or (iii) through agents. The applicable Prospectus Supplement with respect to the Securities offered will set forth the terms of the offering of such Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any bidding or auction process. If underwriters are used in an offering of Securities registered by the Registration Statement, the Registration Statement anticipates that the Company will sell such Securities pursuant to the terms of an underwriting agreement to be executed between the Company and underwriters that will be identified in the applicable Prospectus Supplement. We have for purposes of this letter assumed that the terms of any such underwriting agreement will fall within the scope of the authorization adopted by the Company's Board of Directors and will receive the approvals required by that Board authorization. The term "underwriting agreement" is used in this letter to mean an underwriting agreement in the form in which it will be actually executed by the Company and the underwriters with respect to a particular underwritten offering of Securities registered by the Registration Statement. We have also assumed for purposes of this letter that the terms of any other agreement providing for the sale of Securities registered by the Registration Statement (other than by means of an underwritten offering), including a distribution agreement to be filed prior to a particular offering of Securities registered by the Registration Statement in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company, to be executed by the Company and an appropriate party or parties that will be identified in the applicable Prospectus Supplement, will fall within the scope of the authorization adopted by the Company's Board of Directors and will receive the approvals required by that Board authorization. The term "other agreement" is used in this letter to mean an agreement providing for the sale of Securities registered by the Registration Statement (other than by means of an underwritten offering) in the form in which it will be actually executed by the Company and the appropriate party or parties with respect to a particular offering or offerings of Securities registered by the Registration Statement. The term "Agreement" is used in this letter to mean either an underwriting agreement or an other agreement.

        This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the enforceability of the Debt Securities and the validity of the Common Stock and Preferred Stock.

        For purposes of this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Securities and (iii) the Registration Statement and the exhibits thereto.

        For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts

Newfield Exploration Company
August 21, 2018

material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

        Subject to the assumptions, qualifications and limitations identified in this letter, we advise you that in our opinion:

          1.     The Debt Securities of each series, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms, when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Act, (ii) appropriate corporate action shall have been taken by the Company to authorize (a) the form, terms, execution and delivery of any necessary supplemental indenture or amendment to the applicable Base Indenture (and the applicable Base Indenture and any such supplemental indenture or amendment shall have been duly executed and delivered by the Company and the trustee thereunder) and (b) the form and terms of such series of Debt Securities, (iii) such series of Debt Securities shall have been issued in the form and containing the terms described in the Registration Statement, any applicable Prospectus Supplements, the Base Indentures and such corporate action, (iv) a Prospectus Supplement or Prospectus Supplements with respect to such series of Debt Securities shall have been filed (or transmitted for filing) with Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission, (v) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and (vi) Debt Securities of such series shall have been duly executed and authenticated as provided in applicable Base Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable Agreement.

          2.     The Common Stock will be validly issued, fully paid and nonassessable when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Act, (ii) appropriate corporate action shall have been taken to authorize the issuance and sale of such Common Stock, (iii) a Prospectus Supplement or Prospectus Supplements with respect to the shares of Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and (v) if applicable, appropriate certificates representing the shares of Common Stock are duly executed, countersigned by the Company's transfer agent/registrar, registered and delivered against payment of the agreed consideration therefor in accordance with the applicable Agreement.

          3.     The Preferred Stock will be validly issued, fully paid and nonassessable when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Act, (ii) appropriate corporate action shall have been taken to authorize the issuance and sale of such Preferred Stock, (iii) a Prospectus Supplement or Prospectus Supplements with respect to the shares of Preferred Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of

Newfield Exploration Company
August 21, 2018

  the Commission shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and (v) if applicable, appropriate certificates representing the shares of Preferred Stock are duly executed, countersigned by the Company's transfer agent/registrar, registered and delivered against payment of the agreed consideration therefor in accordance with the applicable Agreement.

        Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York and the General Corporation Law of the State of Delaware (under which the Company is incorporated).

        Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the General Corporation Law of the State of Delaware. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

        For purposes of rendering our opinions expressed above, we have assumed that (i) the Registration Statement remains effective during the offer and sale of the particular Securities, (ii) the terms of the (a) the Base Indentures, as executed or as thereafter amended and (b) the Subordinated Base Indenture, as executed or as thereafter amended are consistent with the description of the terms of such indenture set forth in the Registration Statement and in the Prospectus, (iii) at the time of the issuance, sale and delivery of each such Security (x) the authorization of such Security by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and (y) the issuance, sale and delivery of such Security, the terms of such Security and compliance by the Company with the terms of such Security will not violate any applicable law, any agreement or instrument then binding upon the Company (including, but not limited to or any Agreement or any Supplemental Indenture) or any restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) any revisions to the form of (a) Senior Base Indenture or (b) Subordinated Base Indenture, each filed as exhibits to the Registration Statement prior to the execution thereof, and any amendments or Supplemental Indentures, will not require requalification of such indenture under the Trust Indenture Act.

        We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Securities.

Newfield Exploration Company
August 21, 2018

        This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

        This opinion is furnished to you in connection with the filing of the Registration Statement and, except as provided herein, is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Opinions" in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Commission.

Very truly yours,
/s/ Kirkland & Ellis LLP KIRKLAND & ELLIS LLP

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  Exhibit 5.1